SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 26, 2004
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

             DELAWARE                                    04-3483032
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)
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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is furnished as part of this Form 8-K:

         (c)      Exhibits

                  Exhibit No.       Item
                  -----------       ----

                  99 John Hancock Financial Services, Inc. Press Release dated April 26, 2004.


ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 26, 2004, John Hancock Financial Services, Inc. a Delaware corporation, issued a press release, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   JOHN HANCOCK FINANCIAL SERVICES, INC.



Date:     April 26, 2004           By: /s/Thomas E. Moloney
                                      -----------------------------------
                                      Thomas E. Moloney
                                      Senior Executive Vice President and
                                      Chief Financial Officer

                                                                      Exhibit 99

News                                                  [LOGO]    John Hancock
                                                              FINANCIAL SERVICES

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          John Hancock  Financial  Services Reports $254.5 million of Net Income for the first quarter of 2004, up slightly compared to the first quarter of 2003

 o Company also reports a 14% increase in operating income per diluted share; $0.84 for the first quarter of 2004 compared with $0.74 in the prior year quarter


       -------------------------------------------------------------------------------------------------
       Earnings summary                                                                    %
       (Table 1)                                1st Quarter 2004     1st Quarter 2003      Change
       -------------------------------------------------------------------------------------------------

       Net income                                 $254.5 million       $253.2 million         0.5%

       Net income
       per share diluted                                   $0.87                $0.88       (1.1%)

       Consolidated net operating
       income*                                    $245.4 million       $214.1 million        14.6%

       Consolidated net operating
       income* per share diluted                           $0.84                $0.74        13.5%

       Weighted-average shares
       outstanding diluted                         292.9 million        288.3 million

       -------------------------------------------------------------------------------------------------

BOSTON (April 26, 2004) - John Hancock Financial Services, Inc. (NYSE: JHF) today reported net income of $254.5 million for the first quarter of 2004, up 0.5% compared to $253.2 million in the prior year quarter. The first quarter of 2003 included a $234 million pre-tax gain from the sale of the John Hancock Tower and related properties in Boston. Excluding the gain from the real estate sale, net income increased very dramatically, reflecting strong growth in operating income and the continued recovery in the credit market.

The company also reported strong first quarter operating results of $245.4 million, or $0.84 per diluted share, a 14.6% increase from the $214.1 million or $0.74 per share in the year ago quarter. Solid results in retail operations and an increase in corporate earnings drove earnings growth.

First quarter net income of $254.5 million included $27.9 million of net realized investment losses and a $37.0 million gain from a required change in an accounting principle, Statement of Position (SOP) 03-01 - Accounting and Reporting by Insurance Enterprises For Certain Non-Traditional Long Duration Contracts and for Separate Accounts. The year ago quarter included the gain from the sale of home office properties of $234 million. Total impairments of invested assets declined significantly to $81 million in the quarter from $250 million in the year ago quarter.

---------------------------------
*JHF management uses net operating income to evaluate financial performance of its business segments and as one of a number of different bases for management incentives. The company believes the combined presentation and evaluation of consolidated net operating income along with net income under generally accepted accounting principles (GAAP) provides information that may enhance investors' understanding of the company's underlying profitability from operations. Net operating income differs from GAAP net income because it excludes net realized investment and other gains and losses and certain other items that management believes are not indicative of ongoing operating trends. Net operating income is a measure commonly used in the life insurance industry and by securities analysts in the evaluation of company performance. See Table 2 for a reconciliation of net operating income to GAAP net income.


                                       1
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      "John Hancock once again delivered very strong growth in operating results and a solid balance sheet. The momentum that we bring to the merger with Manulife is noteworthy and we look forward to what lies ahead of us as an even stronger organization on a combined basis," said David F. D'Alessandro, chairman and chief executive officer. "I am extremely proud of what all of the associates at John Hancock have built since going public over four years ago and the value that has been created for our policyholders as of demutualization as well as our shareholders."

      The 14.6% increase in net operating income in the first quarter was driven by growth in retail businesses and an increase in the Corporate & Other segment. Retail Protection pre-tax operating earnings in the quarter of $121.8 million, were up a solid 5.9% from the year-ago quarter with earnings growth in all product lines. Retail Asset Gathering pre-tax operating results of $57.7 million were down 1.0% due to lower results in the annuity product lines offset somewhat by strong results in the mutual fund line where earnings were up over 40% due to an increase in fee income. Guaranteed and Structured Financial Products (G&SFP) pre-tax operating results declined by 11.5% to $110.5 million due to lower spreads in the quarter. Maritime Life's pre-tax operating income increased by 21.1% from the first quarter of 2003 driven by growth in all business lines. In the Corporate & Other segment pre-tax earnings improved significantly to $2.6 million from a loss of $42.3 million pre-tax in the year ago quarter. The current quarter results benefited from strong results in the equity investment portfolio.

      In the quarter the company adopted SOP 03-01 which requires the creation of reserves for products with guaranteed benefits. The adoption of the accounting principle impacted both the balance sheet and income statement for the non-traditional life and variable annuity products both in the US and Canada. The aggregate pre-tax impact was an increase of $8 million and $56 million in operating income and net income respectively.

      Sales momentum and account balances continued to improve across a number of key retail product areas. Total life sales were up 49% from the prior year's first quarter reflecting both strong core life sales, up 34% from the year ago quarter, and strong sales of corporate owned life insurance (COLI). Variable annuity account balances increased 12% from the prior year, to $5.7 billion, and fixed annuity account balances grew 11%, to $11.0 billion.

      The proposed merger with Manulife Financial Corporation has received all regulatory approvals in the U.S. and in Canada as well as approval from John Hancock shareholders. The transaction is expected to close on April 28, 2004. At closing of the transaction, John Hancock common stockholders will become entitled to receive 1.1853 Manulife common shares for each John Hancock common share.



                                       2
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Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, including those related to the proposed merger with Manulife, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2003, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.


      Contacts

      Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors:  Jean Peters, 617-572-9282; Alicia Charity, 617-572-0882

      Supplemental Financial Information Follows

      The following table provides additional financial data:

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Table 2
Consolidated Operating Income Statements
                                                           March 31, 2004        March 31, 2003
                                                         -----------------------------------------



Premiums                                                            $1,059.8                $833.7
Universal life and investment-type
  product fees                                                         269.2                 202.4
Net investment income                                                1,105.4               1,029.3
Net realized investment gains (losses) (1)                               2.8                   1.5
Investment management revenues/
  commissions/other fees                                               143.2                 125.1
Other revenue                                                           74.6                  73.2
                                                         -----------------------------------------
  Total revenues (1)                                                 2,655.0               2,265.2


Benefits to policyholders                                            1,607.7               1,357.0
Other operating costs and expenses                                     470.0                 393.7
Amortization of deferred policy acquisition costs                      119.4                  79.9
Dividends to policyholders                                             121.2                 137.8
                                                         -----------------------------------------
  Total benefits and expenses                                        2,318.3               1,968.4

Pre-tax operating income                                               336.7                 296.8

Income tax                                                              91.3                  82.7
                                                         -----------------------------------------

Operating income                                                       245.4                 214.1

After-tax adjustments:
     Net realized investment gains(losses) (1)                        (27.9)                  39.1
     Change in accounting principle, net                                37.0                    --
                                                         -----------------------------------------
                                                                         9.1                  39.1
Net income                                                            $254.5                $253.2
                                                         =========================================


(1) Excludes $(44.0) million and $61.1 million of pre-tax realized investment gains (losses) treated as an operating income adjustment.



                                       4
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Table 3

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

                                                   ---------------------------------------------
                                                      March 31, 2004          March 31, 2003
                                                   ---------------------------------------------

Consolidated net operating income return on                       14.24%                  14.50%
equity
(excluding FAS 115 market adjustment)*

Operating income adjustments                                       0.53%                   2.65%

Net income return on equity (excluding FAS 115
market adjustment)                                                14.77%                  17.15%

Unrealized (appreciation) depreciation on AFS
securities                                                       (3.02)%                 (1.58)%

Net income return on shareholders' equity                         11.75%                  15.57%

Shareholders' equity, in millions (excluding FAS
115 market adjustment)*                                         $7,150.4                $6,059.9

   Per share                                                      $24.22                  $20.97


Unrealized appreciation (depreciation) on AFS
securities, in millions (net of tax)                            $1,964.7                  $735.4

   Per share                                                       $6.65                   $2.55

Shareholders' equity, in millions                               $9,115.1                $6,795.3

   Per share                                                      $30.87                  $23.52

End of period shares outstanding, in millions                     295.28                  288.96

Assets under management, in billions
     General account                                               $78.6                   $70.1
     Separate account                                               23.8                    20.6
     Third party                                                    43.2                    39.7
------------------------------------------------------------------------------------------------
Total consolidated                                                $145.6                  $130.4
------------------------------------------------------------------------------------------------

* FAS 115 requires the adjustment of available for sale securities to fair market value. Without the FAS 115 adjustment, these assets would be reported at book value. John Hancock management believes that presentation of balance sheet information without the FAS 115 adjustment, along with the GAAP basis, provides information that may enhance investors' understanding of the company's financial performance. Many industry analysts prefer to view this data excluding the FAS 115 adjustment.



                                       5
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Table 4
Consolidated Balance Sheet
($ millions)

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

                                                                   March 31, 2004         December 31, 2003
                                                                -----------------------------------------------

Assets

Investments
Fixed maturities:
     Held-to-Maturity - at amortized costs
     (fair value: 2004 - $1,457.0; 2003 - $1,523.0)                          $1,456.7                 $1,498.6
     Available-for-sale - at fair value
     (cost: 2004 - $51,154.7; 2003 - $48,896.8)                              54,954.1                 51,887.0
     Trading securities - at fair value
     (cost: 2004 - $41.6; 2003 - $40.7)                                          41.6                     42.2
Equity securities:
     Available-for-sale - at fair value
     (cost: 2004 - $623.9; 2003 - $665.8)                                       759.8                    795.1
     Trading securities - at fair value
     (cost: 2004 - $485.2; 2003 - $435.3)                                       485.6                    448.4
Mortgage loans on real estate                                                12,836.2                 12,936.0
Real estate, net of accumulated depreciation                                    191.4                    195.0
Policy loans                                                                  2,112.1                  2,117.9
Short-term investments                                                           97.6                    121.6
Other invested assets                                                         3,288.3                  3,011.3
                                                                ----------------------------------------------
     Total Investments                                                       76,223.4                 73,053.1

Cash and cash equivalents                                                     2,744.5                  3,121.6
Accrued investment income                                                       816.9                    756.0
Premiums and accounts receivable                                                328.2                    273.6
Deferred policy acquisition costs                                             4,327.2                  4,301.0
Reinsurance recoverable                                                       2,194.4                  2,095.5
Other assets                                                                  3,904.8                  3,983.5
Separate accounts assets                                                     23,793.7                 24,121.9
                                                                ----------------------------------------------

     Total Assets                                                          $114,333.1               $111,706.2
                                                                ==============================================



                                                      6
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Table 4 Consolidated Balance Sheet--continued
($ millions)

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


                                                                             March 31,         December 31,
                                                                                2004               2003
                                                                         --------------------------------------

Liabilities and Shareholders' Equity

Liabilities
Future policy benefits                                                          $47,556.7            $45,609.6
Policyholders' funds                                                             22,995.7             22,728.1
Consumer Notes                                                                    1,825.1              1,550.4
Unearned revenue                                                                    438.2              1,140.4
Unpaid claims and claim expense reserves                                            283.5                346.2
Dividends payable to policyholders                                                  603.0                600.6
Short-term debt                                                                     235.8                485.3
Long-term debt                                                                    1,416.7              1,410.0
Income taxes                                                                      2,169.9              1,813.4
Other liabilities                                                                 3,739.3              3,524.2
Separate accounts liabilities                                                    23,793.7             24,121.9
                                                                         -------------------------------------

     Total Liabilities                                                          105,057.6            103,330.1

Minority Interest                                                                   160.4                160.4

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
     325.3 million and 319.8 million shares issued, respectively                      3.3                  3.2
Additional paid in capital                                                        5,346.0              5,174.0
Retained earnings                                                                 2,573.2              2,318.7
Unrealized appreciation on AFS securities                                         1,964.7              1,579.1
Foreign currency translation adjustment                                              59.5                 70.4
Additional pension liability                                                       (83.3)               (84.0)
Cash flow hedges                                                                    323.0                223.3
Treasury stock, at cost (30.0 million and 30.0 million
     shares, respectively)                                                      (1,071.3)            (1,069.0)
                                                                         -------------------------------------

     Total Shareholders' Equity                                                   9,115.1              8,215.7
                                                                         -------------------------------------

     Total Liabilities and Shareholders' Equity                                $114,333.1           $111,706.2
                                                                         =====================================
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